UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported event): November 25, 2024

GLASSBRIDGE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-14310

Delaware	41-1838504
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

551 Madison Ave Suite 800 New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 220-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 25, 2024, GlassBridge Enterprises, Inc. (the “Company”) entered into the First Amendment to 382 Rights Agreement, dated as of December 1, 2021 (the “Rights Agreement”), between the Company and Equiniti Trust Company, LLC, as rights agent (the “First Amendment”). The First Amendment, which was unanimously approved by the Company’s board of directors, makes the following changes:

1.	Extends the expiration date of the Rights Agreement from December 1, 2024 to December 1, 2027.

2.	Expands the definition of “Acquiring Person” and excludes Existing Holder from the definition of “Acquiring Person,” so that the updated definition of “Acquiring Person” is:

“Acquiring Person” shall mean any Person (1) who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 4.90% or more of the Outstanding Shares, regardless whether such Person continues to be the Beneficial Owner of 4.90% or more of the Outstanding Shares or (2) whose acquisition of Outstanding Shares causes an increase in the ownership of Outstanding Shares, as determined for purposes of Section 382 of the Code, by one or more “5-percent shareholders” (within the meaning of Section 382(k)(7) of the Code) that the Board determines, in its sole and absolute discretion, could have a material adverse impact on the ability of the Company to utilize the Tax Benefits; provided, however, that an “Acquiring Person” shall not include an Exempt Person. Notwithstanding the foregoing: (A) no Person shall become an “Acquiring Person” solely as a result of (w) a reduction in the number of Outstanding Shares due to the repurchase of shares of Common Stock by the Company for cash or any other consideration, (x) a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock, (y) the exercise of any options, warrants, rights or similar interests (or the issuance of shares of restricted stock) granted by the Company to its directors, officers and employees and/or (z) an Exempt Transaction; and (B) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person” has become such inadvertently, and such Person divests as promptly as practicable (as determined by the Board) or enters into a written agreement with the Company to divest a sufficient number of shares of Common Stock, in the manner determined by the Board in its sole discretion, so that such Person would no longer be an “Acquiring Person”, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement.

3.	Expands the definition of “Exempt Person” so that the updated definition of “Exempt Person” is:

“Exempt Person” shall mean the Company or any Subsidiary of the Company, any person to the extent so designated by the Board and any employee benefit plan of the Company, or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

4.	Deletes the definition of “Existing Holder.”

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 4.2 hereto and incorporated herein by reference, and the Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Items 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Rights Agreement, dated as of December 1, 2021, by and between GlassBridge Enterprises, Inc. and Equiniti Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 1, 2021).
4.2	First Amendment to Rights Agreement, dated as of November 25, 2024, by and between GlassBridge Enterprises, Inc. and Equiniti Trust Company, LLC, as Rights Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlassBridge Enterprises, Inc.
(REGISTRANT)

Date:	November 26, 2024	By:	/s/ Daniel Strauss
Daniel Strauss
Chief Executive Officer

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